                                      LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 19, 1996

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OpenVision Technologies, Inc., a Delaware corporation (the "Company") will be held on November 19, 1996, at 10:00 a.m., local time, at the Marriott Hotel, 2600 Bishop Drive, San Ramon, California for the purpose of considering and acting upon the following proposals:

     1. To elect Directors of the Company to serve until their successors are duly elected.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 30, 1997.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 20, 1996, are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. If you should attend the meeting, you may vote in person even though you returned a Proxy.

                                          Jay A. Jones
                                          Secretary

Pleasanton, CA
October 21, 1996

                      1996 ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                         OPENVISION TECHNOLOGIES, INC.

                        TO BE HELD ON NOVEMBER 19, 1996

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of OpenVision Technologies, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on November 19, 1996 at 10:00 a.m., local time, or at any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Marriott Hotel, 2600 Bishop Drive, San Ramon, California. The Company's telephone number is (510) 426-6400. The address of the Company's principal executive offices is 7133 Koll Center Parkway, Pleasanton, California, 94566. It is expected that this Proxy Statement and the enclosed Proxy will be mailed or delivered to stockholders on or about October 21, 1996.

RECORD DATE AND STOCK OWNERSHIP

     Only stockholders of record at the close of business on September 20, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 15,324,656 shares of the Company's Common Stock, $.001 par value, and 3,247,142 shares of the Company's Class B Common Stock, $.001 par value, were issued and outstanding. No shares of the Company's Preferred Stock were outstanding. Holders of Class B Common Stock are not entitled to vote at the meeting. See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding security ownership of management and beneficial owners of more than five percent of the Company's Common Stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     On matters to be acted upon at the meeting, including the election of directors, each share of Common Stock entitles its holder to one vote. Stockholders do not have the right to cumulate their votes in the election of directors.

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. Original solicitation of proxies by mail may be supplemented by telephone, telegraph or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the

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

meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1997 Annual Meeting of Stockholders must have been received by the Company no later than June 22, 1997, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

     A Board of six directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The nominees, and certain information about them, are set forth below:

                                                                                        DIRECTOR
             NAME OF NOMINEE            AGE            PRINCIPAL OCCUPATION              SINCE
    ----------------------------------  ---   --------------------------------------  ------------
    Michael S. Fields.................  51    Chairman of the Board of Directors          1992
                                              of the Company
    Geoffrey W. Squire................  49    President and Chief Executive Officer       1994
                                              of the Company
    Thomas J. Connors.................  67    Owner of TJC Investments                    1994
    Stewart K.P. Gross................  37    Managing Director, E.M. Warburg,            1992
                                              Pincus and Co., Inc.
    William H. Janeway................  53    Managing Director, E.M. Warburg,            1992
                                              Pincus and Co., Inc.
    Jeanne D. Wohlers.................  51    Independent Management Consultant           1993

     Michael S. Fields, Chairman of the Board, founded the Company in 1992. Mr. Fields has served as Chairman of the Board since July 1992 and served as Chief Executive Officer from January 1993 to June 1995. From 1990 to 1992, Mr. Fields was President of Oracle Corporation USA ("Oracle USA"), a relational database company, overseeing all aspects of U.S. sales and 1,500 employees. From 1989 to 1990, he was the Vice President of Western Operations for Oracle USA.

     Geoffrey W. Squire has been a director of the Company since January 1994 and was appointed Chief Executive Officer of the Company in July 1995. From January 1994 to November 1994, Mr. Squire was Executive Vice President and Chief Executive Officer of International Operations. From November 1994 to June 1995, Mr. Squire was President and Chief Operating Officer of the Company. From 1984 to 1987, Mr. Squire was Managing Director and Senior Vice President of Oracle Corporation and, from 1987 to 1990, Chief Executive Officer of Oracle Europe. In 1990, he was promoted to Executive Vice President of Oracle Corporation and President of Worldwide Operations. In July 1992, he was appointed to Oracle's five-person Executive Committee with responsibility as Chief Executive, International Operations. Mr. Squire has sat on the Council of the U.K. Computing Services and Software Association since 1990. In 1995, Mr. Squire was elected as the founding President of the European Information Services Association. Mr. Squire is also a director of Industri-Matematik Intl. Corp. and several privately-held companies.

     Thomas J. Connors has served on the Company's Board of Directors since December 1994 and has been a member of the Audit and Compensation Committees since December 1995. Mr. Connors has been the owner of TJC Investments since 1978. Mr. Connors is a director of Zilog, Inc. and Level One Communications, Inc.

     Stewart K.P. Gross has served as a director of the Company since July 1992 and a member of the Audit Committee since January 1994. Mr. Gross is a Managing Director of E.M. Warburg, Pincus & Co., Inc. and has been employed by Warburg since 1987. Prior to joining Warburg, Mr. Gross was employed at Morgan Stanley & Co. Mr. Gross is a director of Vanstar Corporation and several privately-held companies.

     William H. Janeway has served as a director of the Company since July 1992 and a member of the Compensation Committee since January 1994. Mr. Janeway has been a Managing Director of E.M. Warburg, Pincus & Co., Inc. since 1988. Prior to joining Warburg, Mr. Janeway was the Vice President and Director of Corporate Finance from 1979 to 1988 at F. Eberstadt & Co., Inc. Mr. Janeway is a director of Vanstar Corporation, Maxis, Inc., Zilog, Inc., Industri-Matematik Intl. Corp. and several privately-held companies.

     Jeanne D. Wohlers has served as a director of the Company since August 1993 and a member of the Audit and Compensation Committees since January 1994. Ms. Wohlers currently is an independent management consultant. From 1988 to 1992, Ms. Wohlers served as Vice President, Chief Financial Officer of Sybase Corporation. From 1978 to 1987, Ms. Wohlers served in various management positions with Tandem Computers, including Vice President and Corporate Controller. Ms. Wohlers is a director of a family of mutual funds managed by 20th Century/Benham Capital Management.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS.

     The six nominees receiving the highest number of votes shall be elected.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 13 meetings during the fiscal year ended June 30, 1996. The Audit Committee held 3 meetings and the Compensation Committee held no meetings during the fiscal year ended June 30, 1996. Each director attended at least 75% of Board and, where applicable, committee meetings held during the fiscal 1996.

     Messrs. Connors and Gross and Ms. Wohlers currently serve on the Audit Committee. The purpose of the Audit Committee is to review with the Company's management and independent auditors the financial statements and internal financial reporting system and controls of the Company, recommend resolutions for any dispute between the Company's management and its auditors and review other matters relating to the relationship of the Company with its auditors.

     Messrs. Connors and Janeway and Ms. Wohlers currently serve on the Compensation Committee. The purpose of the Compensation Committee is to review and approve the salaries of the Company's executive officers and certain highly compensated employees for each fiscal year. The compensation of the President and Chief Executive Officer of the Company remains subject to approval by the full Board of Directors.

DIRECTOR COMPENSATION

     Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company does not pay additional amounts for committee participation or special assignment of the Board of Directors, except for reimbursement of their expenses in attending Board and committee meetings. Mr. Connors entered into an agreement with the Company to provide consulting services with respect to marketing and sales issues pursuant to which the Company paid Mr. Connors a fee at a rate of $1,800 per day for consulting services rendered.

                                 PROPOSAL NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The reappointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended June 30, 1997 has been approved by the Board of Directors, subject to ratification by the stockholders. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     Although not required to be submitted for stockholder approval, the Board of Directors has conditioned its appointment of auditors upon the receipt of the affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, and voting at the Annual Meeting. In the event the stockholders do not approve the selection of Ernst & Young LLP, the appointment of independent auditors will be reconsidered by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                               OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership, as of the Record Date, of the Company's Common Stock, as to (i) each director, (ii) each of the executive officers listed in the Summary Compensation Table below, (iii) all executive officers and directors as a group and (iv) each person known by the Company to beneficially own five percent or more of the outstanding shares of its Common Stock.

                                                                       NO. OF
                                                                       SHARES
                                                                    BENEFICIALLY
                 NAME AND ADDRESS OF BENEFICIAL OWNER               OWNED (1)(2)   PERCENTAGE
    --------------------------------------------------------------  ------------   ----------
    Warburg, Pincus Investors(1)(3)...............................    7,232,275        47.2%
      466 Lexington Avenue
      New York, NY 10017
    Geoffrey W. Squire (4)........................................      803,750         5.2%
    Michael S. Fields.............................................      506,766         3.3%
    Stewart K.P. Gross (5)........................................    7,232,275        47.2%
    William H. Janeway (5)........................................    7,232,275        47.2%
    Thomas J. Connors (6).........................................       45,000           *
    Jeanne D. Wohlers (7).........................................       30,000           *
    W. Richard Barker (8).........................................       52,593           *
    Paul A. Sallaberry (9)........................................      135,500           *
    Kenneth E. Lonchar (10).......................................       75,250           *
    All directors and executive officers as a group (10 people)       8,902,870        57.8%
      (11)........................................................

---------------
  *  Represents less than 1% of the outstanding shares of Common Stock.

 (1) Based on 15,324,656 shares of voting Common Stock outstanding as of the Record Date. Does not include 3,247,142 shares of nonvoting Class B Common Stock owned by Warburg, which represents all outstanding Class B Common Stock.

 (2) Beneficial ownership is determined in accordance with the rules of Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

 (3) The sole General Partner of Warburg, Pincus Investors, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). Lionel I. Pincus is the Managing Partner of WP and may be deemed to control WP. E.M. Warburg, Pincus & Company, a New York general partnership ("E.M. Warburg") that has the same general partners as WP, manages Warburg. WP has a 20% interest in the profits of Warburg and, through its wholly owned subsidiary E.M. Warburg, Pincus & Co., Inc., E.M. Warburg owns 1.13% of the limited partnership interests in Warburg. Messrs. Janeway and Gross, directors of the Company, are Managing Directors of E.M. Warburg, Pincus & Co., Inc. and General Partners of WP and E.M. Warburg. As such, Messrs. Janeway and Gross may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in an indeterminate portion of the shares beneficially owned by Warburg, E.M. Warburg and WP.

 (4) Includes 266,954 shares subject to a repurchase option by the Company.

 (5) All of the shares indicated as owned by Messrs. Janeway and Gross are owned directly by Warburg and are included because of their affiliation with Warburg. Messrs. Janeway and Gross disclaim "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act.

 (6) Represents 45,000 shares held by The Thomas J. Connors and Barbara B. Connors Revocable Trust as to which Mr. Connors shares voting and dispositive power and of which 23,438 shares are subject to a repurchase option by the Company.

 (7) Includes 7,500 shares subject to a repurchase option by the Company.

 (8) Includes options to purchase 14,843 shares of Common Stock exercisable within 60 days of the Record Date and 15,625 shares subject to a repurchase option by the Company.

 (9) Includes options to purchase 68,375 shares of Common Stock exercisable within 60 days of the Record Date.

(10) Includes 75,000 shares subject to a repurchase option by the Company.

(11) Includes options to purchase 83,218 shares of Common Stock exercisable within 60 days of the Record Date and 388,517 Shares subject to a repurchase option by the Company.

CERTAIN TRANSACTIONS

     From October 1993 through May 1995, the Company issued promissory notes to Warburg in an aggregate principal amount of $13,500,000 ("Notes"). Notes in an aggregate principal amount of $8,500,000 were converted into Series C and Series C-1 Preferred Stock in June 1995 as part of a financing with other investors, and accrued interest on such Notes was repaid at that time. The remaining Note bore interest at a rate equal to the prime rate plus 1% per annum. The Company repaid the Note in full in May 1996, at which time the total principal and interest under the Note was $6,117,249.

     In February 1993, Michael S. Fields, the Company's Chairman of the Board, purchased 562,500 shares of Common Stock at an aggregate price of $56,250. $1,125 of such purchase price was paid in cash and the balance of $55,125 was paid by means of a promissory note. This note, together with promissory notes in the principal amounts of $175,000, $50,000, and $125,000 issued in July 1992, March 1994 and June 1994, respectively, were consolidated in July 1995, together with accrued interest in these notes and a new loan in the amount of $67,500, into one note with aggregate principal amount of $527,616. This note bears interest at a rate of 6.28%, compounded annually, and is due in June 1999. As of June 30, 1996, the total amount outstanding under this note, including accrued interest, is $560,711.

     In June 1995, the Company loaned Mr. Squire $187,500 in connection with a restricted stock purchase of 375,000 shares of Common Stock at $0.50 per share. The promissory note executed by Mr. Squire bears interest at a rate of 6.28%, compounded annually, and is due June 1, 2000. As of June 30, 1996, the total amount outstanding under this note, including accrued interest, is $212,817.

     In July 1995, the Company entered into an arrangement with Warburg under which the Company bills Warburg for the consulting services of Michael S. Fields. As of June 30, 1996, the Company has billed Warburg a total of $150,000 under this arrangement.

     The Company has granted options and stock purchase rights to certain of its directors and executive officers. See "Executive Officer -- Option Grants in Last Fiscal Year" and "Other Information -- Security Ownership of Certain Beneficial Owners and Management."

     All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that Forms 5 have been filed for such persons as required, the Company believes that, during the year ended June 30, 1996, all reporting persons complied with Section 16(a) filing requirements applicable to them.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the two fiscal years ended June 30, 1995 and June 30, 1996, certain compensation information with respect to the Company's Chief Executive Officer during fiscal 1995 and fiscal 1996 and each of the four other most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of June 30, 1996 (collectively, the "Named Executive Officers"), based upon salary and bonus earned by such executive officers and individuals in fiscal 1996.

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                        ANNUAL COMPENSATION               SECURITIES
                                             -----------------------------------------    UNDERLYING    ALL OTHER
                                                                        OTHER ANNUAL       OPTIONS/     COMPENSA-
    NAME AND PRINCIPAL POSITION       YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)     SARS (#)     TION ($)
------------------------------------  -----  ----------   ---------   ----------------   ------------   ---------
Michael S. Fields...................   1996    202,500          --              --              --           --
  Chairman of the Board                1995    202,500          --              --              --           --
Geoffrey W. Squire(1)(2)............   1996    185,640          --          25,783(3)           --
  President and Chief Executive
    Officer                            1995    184,320          --          25,600(3)           --        9,216(6)
W. Richard Barker(1)(2).............   1996    157,794       7,890          23,184(3)       25,000        7,890(6)
  Senior Vice President, Product
    Division                           1995    156,672          --          23,020(3)       37,500        7,833(6)
Paul A. Sallaberry..................   1996    125,004          --         116,010(4)           --           --
  Senior Vice President, North         1995     87,050          --          94,006(5)       93,125           --
  American Operations
Kenneth E. Lonchar..................   1996     66,667      40,000          30,000(7)           --           --
  Senior Vice President, Chief         1995         --          --              --              --           --
  Financial Officer

---------------
(1) 1996 compensation amounts reflects U.K. pounds sterling converted into U.S. dollars at an exchange rate of $1.536.

(2) 1995 compensation amounts reflects U.K. pounds sterling converted into U.S. dollars at an exchange rate of $1.547.

(3) Represents the amount of an automobile leased for the benefit of the officer.

(4) Represents commission amounts paid to the officer.

(5) Mr. Sallaberry left the Company in July 1994 and was re-hired in February 1995. Other compensation represents severance payments made to Mr. Sallaberry.

(6) Represents the amount of contributions to a pension plan for the benefit of the officer.

(7) Represents sign-on bonus amounts paid in conjunction with the Company's offer of employment to Mr. Lonchar.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 1996 pursuant to the 1992 Stock Plan.

                                                                                                 POTENTIAL
                                                                                              REALIZABLE VALUE
                                                                                              ----------------
                                                     INDIVIDUAL GRANTS                         ASSUMED ANNUAL
                                -----------------------------------------------------------    RATES OF STOCK
                                 NUMBER OF        PERCENT OF                                       PRICE
                                 SECURITIES     TOTAL OPTIONS/                                APPRECIATION FOR
                                 UNDERLYING      SARS GRANTED      EXERCISE OR                 OPTION TERM(3)
                                OPTIONS/SARS     TO EMPLOYEES      BASE PRICE    EXPIRATION   ----------------
             NAME               GRANT(#)(1)    IN FISCAL YEAR(2)     ($/SH)         DATE      5% ($)   10% ($)
------------------------------  ------------   -----------------   -----------   ----------   ------   -------
Michael S. Fields.............         --              --                --              --       --        --
Geoffrey W. Squire............         --              --                --              --       --        --
W. Richard Barker.............     25,000             4.8%            $0.50        11/15/03   $5,089   $11,859
Paul A. Sallaberry............         --              --                --              --       --        --
Kenneth E. Lonchar............         --              --                --              --       --        --

---------------
(1) Options granted under the 1992 Stock Plan generally become exercisable at a rate of 1/4 of the shares subject to the option at the end of the first year and 1/48 of the shares subject to the option at the end of each month thereafter, so long as the individual is employed by the Company.

(2) The Company granted options to purchase 519,600 shares of Common Stock during fiscal year 1996.

(3) Potential realizable value is based on the assumption that the price of the Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the seven-year option term. The values are calculated in accordance with rules promulgated by the Securities and Exchange Commission (the "Commission") and do not reflect the Company's estimate of future stock price appreciation.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were exercised or held by the Named Executive Officers during fiscal 1996.

                                            NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                           UNDERLYING UNEXERCISED                  IN-THE-MONEY
                                              OPTIONS/SARS AT                    OPTIONS/SARS AT
                                               JUNE 30, 1996                   JUNE 30, 1996($)(1)
                  NAME                   EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
    ---------------------------------  ------------------------------     ------------------------------
    Michael S. Fields................         --                --                --               --
    Geoffrey W. Squire...............         --                --                --               --
    W. Richard Barker................     10,937            51,563           128,509          605,865
    Paul A. Sallaberry...............     52,094            41,031           612,105          482,114
    Kenneth E. Lonchar...............         --                --                --               --

---------------
(1) Difference between the fair market value of the underlying Common Stock of $12.25 and the exercise price, for in-the-money options, on June 30, 1996.

EMPLOYMENT AGREEMENTS AND CHANGE-IN CONTROL ARRANGEMENTS

     The Company does not currently have any employment contracts in effect with the Chief Executive Officer or any of the other Named Executive Officers.

     Under the 1992 Stock Plan, in the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, the exercisability and vesting of all outstanding options and stock purchase rights shall be accelerated to the extent such options and stock purchase rights are not assumed or substituted for by the successor corporation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is a standings committee of the Company's Board of Directors, formed in January 1994, currently consists of Messrs. Connors and Janeway and Ms. Wohlers. None of these individuals were at any time during fiscal 1996, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

     The following is the report of the Compensation Committee of the Board of Directors describing compensation policies and rationales applicable to the compensation paid by the Company to its executive officers for the fiscal year ended June 30, 1996.

     The philosophy of the Company's Board of Directors regarding executive compensation is to attract and retain highly talented executives and to motivate them to high levels of performance recognizing the different impact that various executives have on the achievement of corporate goals. To achieve these objectives the Company pays executives on a total compensation approach that includes varying combinations of base salary, annual bonus dependent on corporate and individual performance, stock options and special perquisites such as automobile allowances. After evaluating management's performance, the Compensation Committee recommends compensation and pay levels to the Board of Directors for approval. Stock option grants to executive officers are approved by the Board.

     Base Salary: Salaries for executive officers are reviewed annually. In reviewing executive salaries, data from third party industry surveys are considered.

     Bonus: The Board of Directors determines the level of bonus compensation based on each executives base salary and level of stock option awards. For the fiscal year ended June 30, 1996, this determination was made based on the subjective judgment of the Company's Board of Directors.

     Stock: The Company believes that stock options granted to key employees, including executive officers, provide such persons with significant compensation based on overall Company performance as reflected by the stock price, create a valuable retention device through standard four-year vesting schedules and help align employees' and stockholders' interests. Stock options are typically granted at the time of hire, at the time of promotion or at the time of achievement of a significant corporate objective. Individual stock option award levels are determined primarily by a matrix that allocates the available shares based on position within the Company, with discretionary adjustments based on subjective performance factors. Stock options are a primary compensation tool for the Company's executive officers allowing the Company to maintain low, but competitive, salary and bonus compensation as part of the Company's profitability plan.

     The compensation of Geoffrey Squire in fiscal 1996 was approved by the Board of Directors. The Compensation Committee made its recommendation and the Board determined the Chief Executive Officer's compensation after considering the same factors used to determine the compensation of other executive officers.

     It is the opinion of the Compensation Committee that the executive compensation policies and programs in effect for the Company's executive officers provide an appropriate level of total remuneration that properly aligns the Company's performance and interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner.

                                          COMPENSATION COMMITTEE

                                          Thomas J. Connors
                                          William H. Janeway
                                          Jeanne D. Wohlers

STOCK PERFORMANCE GRAPH

     In accordance with Exchange Act regulations, the following performance graph compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return on The Nasdaq Stock Market-U.S. Index and on the Hambrecht & Quist Technology Index over the same period. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 at May 7, 1996 (the date of the Company's initial public offering) and that all dividends were reinvested. The information contained in the performance graphs shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                 COMPARISON OF 2 MONTH CUMULATIVE TOTAL RETURN*
     AMONG OPENVISION TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET-US INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

                                  OPENVISION                      HAMBRECHT &
      MEASUREMENT PERIOD         TECHNOLOGIES,   NASDAQ STOCK     QUIST TECHN
    (FISCAL YEAR COVERED)            INC.          MARKET-US         OLOGY
5/07/96                                    100             100             100
6/96                                        88             101              95

---------------
* $100 INVESTED ON 05/07/96 IN STOCK OR INDEX -INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JUNE 30.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: October 21, 1996

October 21, 1996

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of OpenVision Technologies, Inc. to be held at 10:00 a.m. on Tuesday, November 19, 1996, at the Marriott Hotel, 2600 Bishop Drive, San Ramon, California. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.


                                                Very truly yours,



                                                Jay A. Jones
                                                Secretary


                                  Detach Here
-------------------------------------------------------------------------------

/X/ Please Mark votes as in this example



1. Election of Directors:                                    2. Ratification of Auditors
   Nominees: Thomas J. Connors, Michael S. Fields,

   Stewart K.P. Gross, William H. Janeway,                      For              Against            Abstain
   Geoffrey W. Squire, Jeanne D. Wohlers                        / /                / /                / /





              For           Withheld
              / /             / /



  / / ______________________________________________
      For all nominees except as noted above

                                                              MARK HERE                     MARK HERE

                                                              FOR ADDRESS   / /             IF YOU PLAN    / /

                                                              CHANGE AND                    TO ATTEND

                                                              NOTE AT LEFT                  THE MEETING




                                                              Please sign exactly as your name(s) appear. If more than one appears, all must sign. A corporation is requested to sign its name by its president or other authorised officer, with the office held designated. Executors, administrators, trustees, etc. are requested to so indicate when signing. If stock is registered in two names, both should sign.


Signature: _________________________________ Date: _____________   Signature: _____________________________ Date:_______________

                                  Detach Here
-------------------------------------------------------------------------------

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         OPENVISION TECHNOLOGIES, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                              November 19, 1996

                                  P R O X Y

        The undersigned Stockholder(s) of OpenVision Technologies, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 21, 1996, and hereby appoints, jointly and severally, Jay A. Jones, Kenneth E. Lonchar and Geoffrey W. Squire, each with full power of substitution, as proxy and attorney-in-fact of the undersigned to attend the Annual Meeting of Stockholders of the Company to be held on November 19, 1996 at 10:00 a.m.
local time, and any adjournment thereof, and to vote all shares of Common Stock the undersigned would be entitled to vote if then and there personally present on the matters set forth below:

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE
WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DESIGNATED DIRECTORS, FOR PROPOSAL 2 AND AS THE PROXIES MAY DECIDE ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE